Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                  INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST


A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Municipal Income Opportunities Trust was held on Friday, April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 Trustees to the Board of Trustees of the Trust, each of whom will serve until (i) his or her successor is elected and qualified, (ii) his or her death, (iii) his or her resignation or (iv) his or her removal as approved by statute or the charter.

(2)     Approval of a new Investment Advisory Agreement with Invesco
        Advisers, Inc.

(3) Approval of a new Master Sub-Advisory Agreement between Invesco Advisers, Inc. and its affiliates.



The results of the voting on the above matters were as follows:
                                                                    Votes
Matters                                           Votes For        Withheld
-------                                           ---------        --------

(1)    David C. Arch..............................12,343,276        758,887
       Bob R. Baker...............................12,338,330        763,833
       Frank S. Bayley............................12,324,012        778,151
       James T. Bunch.............................12,339,047        763,116
       Bruce L. Crockett..........................12,327,346        774,817
       Rod Dammeyer...............................12,341,325        760,838
       Albert R. Dowden...........................12,331,891        770,272
       Jack M. Fields.............................12,344,675        757,488
       Martin L. Flanagan.........................11,979,667      1,122,496
       Carl Frischling............................12,337,897        764,266
       Prema Mathai-Davis.........................12,330,970        771,193
       Lewis F. Pennock...........................12,342,787        759,376
       Larry Soll.................................12,328,716        773,447
       Hugo F. Sonnenschein.......................12,333,146        769,017
       Raymond Stickel, Jr........................12,333,648        768,515
       Philip A. Taylor...........................11,979,845      1,122,318
       Wayne W. Whalen............................12,335,600        766,563

                                                                                     Votes             Votes             Broker
                                                                    Votes For       Withheld          Abstain           Non-Votes
                                                                    ---------       --------          -------           ---------
(2)    Approval  of a new  Investment  Advisory  Agreement  with
       Invesco Advisers, Inc........................................9,826,523       659,354           502,842           2,113,443
(3)    Approval of a new Master  Sub-Advisory  Agreement between
       Invesco Advisers, Inc. and its affiliates................    9,760,203       731,591           496,925           2,113,443

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 20, 2010 with the SEC under Accession number 0000950123-10-018357.